Exhibit 99.1

CBAK Energy Completes Majority Stake Acquisition of Hitrans

DALIAN, China, November 29, 2021 /PRNewswire/ -- CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”), a leading lithium-ion battery manufacturer and electric energy solution provider in China, today announced that its wholly-owned subsidiary Dalian CBAK Power Battery Co., Ltd. (“CBAK Power”) has completed its previously announced acquisition of a majority stake in Zhejiang Hitrans Lithium Battery Technology Co. (“Hitrans”), a leading lithium-ion battery material supplier in China formerly known as Zhejiang Meidu Hitrans Lithium Battery Technology Co.

Upon closing of the transaction, CBAK Power is now the largest shareholder of Hitrans owning 81.56% of its equity. Hitrans, the Zhejiang-based company, focusing on manufacture and sales of NCM precursors and cathode materials including NCM811, has been selected as one of small and medium-sized enterprises that dominate major markets in niche sectors with a wide spectrum of government support like financial and tax incentives to propel them to further grow into “small giants.” Additionally, Hitrans was awarded several times as one of Chinese Top Ten Brands of Cathode Materials for Power Lithium Batteries and won the 2020 Technology Innovation Award from the China Industrial Association of Power Sources. These achievements exemplify strong industry recognition to the quality of Hitrans’s’s solid performance and advanced technologies. Hitrans has an annual production capacity of 12,000 tons of NCM precursors and 8,000 tons of cathode materials, with both planned to expand to 50,000 tons by 2023. Through the acquisition of a key supplier to CBAK Energy, the Company expects to further enhance its supply chain and competitive advantages in the high-power lithium battery market and bring more value to customers and shareholders.

Mr. Yunfei Li, Chief Executive Officer of CBAK Energy commented, “ The closing of this deal heralds an exhilarating time of renewed opportunity for us. By building a tighter relationship with Hitrans, which has also been a critical supply chain partner of our Company, we believe this offers CBAK Energy a unique vantage point to cope with rising challenges from supply chain constraints in the short run. In the longer run, we hope this deal will unlock incredible potential for both companies to seize and tap into growing opportunities available in the burgeoning electric vehicle industry.”

About CBAK Energy

CBAK Energy Technology, Inc. is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries. The applications of the Company’s products and solutions include light electric vehicles, electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian and Nanjing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn.

About Hitrans

Zhejiang Hitrans Lithium Battery Technology Co. is a leading developer and manufacturer of NCM precursor and cathode materials in China, with a mission to become the world’s first-class producer of cathode materials for new energy lithium batteries. The Company’s products have a wide range of applications, including electric vehicles, electric tools, high-end digital products, storage, etc. Hitrans has more than 60 authorized patents or accepted patent applications, and is dedicated to the advancement of cutting-edge technologies for sustainable development and growth.

For more information, please visit http://www.chinahitrans.com/en.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All “forward-looking statements” relating to the business of CBAK Energy Technology, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes”, “expects” or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ materially. These factors include but are not limited to: the ability of the Company to meet its contract or agreement obligations; the uncertain market for the Company’s lithium battery cells; business, macroeconomic, technological, regulatory, or other factors affecting the profitability of battery cells designed for energy storage; and risks related to CBAK Energy’s business and risks related to operating in China. Please refer to CBAK Energy’s most recent Annual Report on Form 10-K, as well as other SEC reports that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. CBAK Energy’s actual results could differ materially from those contained in the forward-looking statements. CBAK Energy undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release unless expressly requested by applicable law.

For investor and media inquiries, please contact:

In China:

CBAK Energy Technology, Inc.

Investor Relations Department

Mr. Thierry Jiewei Li

Phone: 86-411-39185985

Email: ir@cbak.com.cn

The Blueshirt Group

Ms. Feifei Shen

Phone: +86 13466566136

Email: feifei@blueshirtgroup.com

The Blueshirt Group

Ms. Suwen Feng

Phone: +86 13917110134

Email: suwen@blueshirtgroup.com

In the United States:

The Blueshirt Group

Ms. Julia Qian

Phone: +1 973-619-3227

Email: Julia@blueshirtgroup.com

SOURCE CBAK Energy Technology, Inc.

Related Links

https://ir.cbak.com.cn/